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                                                                    EXHIBIT 11.2
                                     PSINET INC.
                                   AND SUBSIDIARIES

                      CALCULATION OF LOSS PER SHARE  (UNAUDITED)



                                                                  MARCH 31, 1996
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Weighted average shares outstanding:
Common stock:
        Shares outstanding at beginning of year .................   37,914,932
        Weighted average shares issued during the three months
        ended March 31, 1996 (1,074,527 shares) .................      262,968
                                                                    ----------

                                                                    38,177,900
                                                                    ----------
                                                                    ----------

Net Loss ........................................................$ (14,888,000)
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Loss per share (unaudited) ...................................... $      (0.39)
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(1) For a description of loss per share, see Note 2 of the Notes to the
Consolidated Financial Statements.

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